EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Getzville, NY  14068

Immediate Release
Columbus McKinnon Raises $50.0 million in Equity Financing
AMHERST, NY, December 19, 2016 - Columbus McKinnon Corporation (NASDAQ: CMCO), (“Company”) today announced that it has entered into a definitive agreement to sell 2,273,000 shares of its common stock in a private placement, which is expected to result in gross proceeds of $50.0 million and net proceeds of $47.2 million (after deducting transaction fees and expenses). The shares were sold to selected institutional accredited investors. The Company expects to use the net proceeds to fund in part the previously announced acquisition of STAHL CraneSystems, thereby reducing the amount of post-acquisition leverage and the cost of the debt.
About the Private Placement
The Company expects the offering to close substantially concurrently with the closing of the STAHL acquisition and subject to satisfaction of customary closing conditions, including completion of the STAHL acquisition. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors no later than the earlier of the 90th day after the closing of the offering and 10 days following the Company’s filing of all acquisition-related financial statements of the STAHL business required by SEC rules or regulations. J.P. Morgan Securities LLC served as placement agent to the Company in connection with the offering.
The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, technologies, systems and services, which efficiently and ergonomically move, lift, position and secure materials and people. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability to complete the Stahl acquisition or delays in its completion, increased exposure to markets and geographies in which STAHL is more concentrated than the Company’s existing business, such as the oil and gas industry and Europe, risks related to integration, such as disruptions in customer or vendor relationships or lost business, risks related to employee relations or risks related to diligence, such as contingent liabilities of STAHL that are unknown to the Company or turn out to be greater than the Company expects, risks related to doing business outside the United States, including varying legal protections, rights and obligations, and risks related to global legal compliance, risks related to increased debt expected to be incurred to partially finance the acquisition, including the Company’s ability to service and repay such debt and the possibility that debt service could reduce the Company’s ability to take advantage of opportunities that would benefit the Company’s business, risks related to the Company’s ability to achieve synergies in the time frame and magnitudes that the Company expects, the lack of audited financial statements relating to STAHL or pro forma financial information prepared in accordance with SEC rules, and the possibility that the audit process could result in financial information that investors consider adverse, which could affect the trading price of the Company’s common stock, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring additional new business and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908

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